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EX-10.5.o
C:\My Documents\EE\Manchester Extension 2001-v3.doc
                                                    #3461 - Boca Raton, Florida


                        EXTENSION AND AMENDMENT AGREEMENT


     THIS EXTENSION AND AMENDMENT AGREEMENT ("Agreement") made as of the ____ day of November, 2001, by and between Kin Properties, Inc. as agent for Susan Sandelman as trustee of Aneff Trust and Susan Sandelman as trustee of Fundamentals Company Trust ("Landlord") and Manchester Technologies, Inc., formerly known as Manchester Equipment Company, Inc. ("Tenant").

                              W I T N E S S E T H:

         WHEREAS, Landlord is successor-in-interest to Spanish River Executive Plaza, Ltd. a/k/a Century Plaza, a Florida limited partnership and is the owner of the property commonly referred to as 185 NW Spanish River Boulevard in Boca Raton, Florida ("Building");

         WHEREAS, Tenant presently occupies certain space within the Building pursuant to that certain Office Lease Agreement dated October 1, 1997 ("Lease"); and

         WHEREAS, the Lease expires by its terms on November 30, 2002; and

         WHEREAS, the parties desire to modify the terms of the Lease in accordance with the agreements set forth herein.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  promises  herein
contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. The recitals are incorporated by reference.

     2. The defined terms used in the Lease are also being used in this Agreement. In addition, "Original Term," shall mean the term commencing on December 1, 1997 and continuing to December 31, 2007.

     3. The Lease Term is extended and shall continue to and include December 31, 2007.

     4. From and after January 1, 2002, the Premises shall mean Suites 220A, 220B and 230 ("New Premises"). During that period of time any reference in the Lease to Premises shall mean the New Premises. Notwithstanding that the New Premises do not include Suite 270, the Tenant shall be permitted to use Suite 270 as its address and Landlord shall continue to identify Tenant's location as "Suite 270".


     5. From and after January 1, 2002, Rentable Floor Area shall mean 3,214 square feet of floor area.

     6. From and after January 1, 2002, the Base Rental payable monthly, in advance on the first day of each month throughout the applicable period, shall mean:

               Annual Period            Annual Base Rental   Monthly Base Rental
January 1, 2002 to December 31, 2002       $48,210.00             $4,017.50
January 1, 2003 to December 31, 2003       $50,138.40             $4,178.20
January 1, 2004 to December 31, 2004       $52,143.94             $4,345.33
January 1, 2005 to December 31, 2005       $54,229.69             $4,519.14
January 1, 2006 to December 31, 2006       $56,398.88             $4,699.91
January 1, 2007 to December 31, 2007       $58,654.84             $4,887.90

         Tenant shall be relieved of the obligation to pay Base Rental for the months of January and February, 2002, provided that Tenant is not then in default under any of the terms of this Lease. Should an event of default exist during any portion of such period, the obligation to pay such Base Rental shall be reinstated immediately.

         7. If the Lease shall be in force and effect on the expiration of the Original Term, and Tenant is not in default hereunder, both (a) at the date of exercise, as hereinafter provided, and (b) on the date of expiration of the Original Term, and has complied fully with all of the conditions contained herein, the Tenant may elect to renew this Lease for a period of five (5) years (the "Renewal Term"), commencing on the first day of January, 2008, and terminating on the 31st day of December, 2012, upon the same terms and conditions as set forth herein except as to the Annual and Monthly Base Rental payable during the Renewal Term which shall be calculated as set forth in Paragraph 8 below. To exercise the election for the Renewal Term, Tenant shall give the Landlord notice in writing of the election at least nine (9) months and not more than twelve (12) months prior to the expiration of the original term, which notice shall be accompanied by a current financial statement of Tenant prepared by a licensed certified public accountant and signed and certified to be true and correct. Time shall be of the essence with respect to the exercise of the Renewal Term.

         8. In the event the Tenant exercises its option for the Renewal Term, then, in such event, Tenant shall pay to landlord, without previous demand therefor and without any delay, defense, set-off or deduction whatsoever, a minimum rental at the following annual rates for the period as set forth below, payable in advance on the first day of each calendar month throughout the applicable period as follows:

                Annual Period           Annual Base Rental   Monthly Base Rental
January 1, 2008 to December 31, 2008          $61,.001.03           $5,083.42
January 1, 2009 to December 31, 2009          $63,441.07            $5,286.76
January 1, 2010 to December 31, 2010          $65,978.71            $5,498.23
January 1, 2011 to December 31, 2011          $68,617.86            $5,718.16
January 1, 2012 to December 31, 2012          $71,352.57            $5,946.88

         9. From and after January 1, 2002, Tenant shall be obligated to reimburse Landlord for Tenant's Pro Rata Share of Operating Expenses as set forth in Paragraphs 7(a), (b), (c), (d) and (e) of the Lease. For such period, Paragraphs 7(a), (b), (c), (d) and (e) are reinstated in the Lease as if they had not been deleted, with the following exceptions:

     A.   The first full paragraph of Paragraph 7 is deleted in its entirety.

     B.   Tenant's  Pro  Rata  Share  of  Operating  Expenses  shall be equal to
          8.686%.

     C.   Paragraph 7(g) is deleted in its entirety.

     D. The current rate of reimbursement to Landlord for real estate taxes is $2.06 per square foot, payable on a monthly basis, and will be adjusted, as provided therein.

     E. The current rate of reimbursement to Landlord for Operating Expenses is $3.50 per square foot, payable on a monthly basis, and will be adjusted, as provided therein.

     F. Payments for reimbursements of real estate taxes and other Operating Expenses at the rates set forth in this Agreement shall commence January 1, 2002.

     10. The Security Deposit held by Landlord pursuant to Paragraphs 1(o) and 38 shall continue to be held by Landlord; provided, however:

                  A. Landlord, provided Tenant is not then in default under the terms of the Lease, shall credit Tenant with a setoff of $3,981.18 against its March 1, 2002 installment of Monthly Base Rental, so that the actual payment due and payable for March 1, 2002 shall be $36.32, and the Security Deposit shall be reduced to $4,258.55; and

                  B. Landlord reserves its right to inspect the Premises after Tenant's relocation from Suite 270 to the New Premises. In the event that Suite 270 is left in any condition other than "Broom Clean," Landlord shall give notice to Tenant that such condition exists. Tenant shall then have a period of five (5) days from the date of such notice to correct such condition ("Correction Period"). In the event Tenant has not corrected the condition at the end of the Correction Period, Landlord may deduct from the Security Deposit, the cost and expenses of placing Suite 270 in Broom Clean condition. To the extent, if any, of any such deduction, Tenant shall deposit additional sums to reinstate the full Security Deposit.

     11. Notices to each party under the Lease shall be given as follows:

                  To the Landlord:

                           Kin Properties, Inc.
                           185 NW Spanish River Boulevard
                           Box 500
                           Boca Raton, Florida  33431

                  With a copy to:

                           Allen P. Lev
                           Kin Properties, Inc.
                           185 NW Spanish River Boulevard
                           Box 500
                           Boca Raton, Florida  33431

                  To the Tenant:

                           Manchester Technologies, Inc.
                           185 NW Spanish River Boulevard
                           Boca Raton, Florida 33431

                  With a copy to:

                           Manchester Technologies, Inc.
                           50 Marcus Boulevard
                           Hauppage, New York  11788

         12. Tenant accepts the New Premises in "as-is" condition with no agreement by Landlord to provide any remodeling or other work therein, with the following exception:

          a. If so required by local building codes, Landlord will complete the existing demising wall to the bottom of the roof deck; and

          b. Landlord will baffle any HVAC units which are shared with another tenant of the Building, so that Tenant has exclusive use of any such unit.

         13. For the purposes of Paragraph 9(b) of the Lease, Landlord approves Tenant's plan for leasehold improvements prepared by Jim Gilganbach as set forth on Exhibit A attached hereto and made a part hereof.

         14. In the event of any conflict between the terms, provisions, and covenants of this Agreement and the terms, provisions, and covenants of the Lease, the terms and conditions of this Agreement shall govern. Except as amended hereby, the terms, provisions and covenants of the Lease are hereby ratified by Landlord and Tenant and shall remain in full force and effect.

     15. This Agreement may be executed in any number of counterparts, each of which, when taken together, shall constitute one (1) signed original.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and caused these presents to be signed by their appropriate corporate officers to be effective as of the day and year first written above.


Witness:  (as to Manchester)               KIN PROPERTIES, INC., as agent for
                                           Susan Sandelman as trustee of Aneff
                                           Trust and Susan Sandelman as trustee
                                           of Fundamentals Company Trust
    s/  Jim Mennie
    --------------
Name: Jim Mennie


                                           By: s/Jeffrey Sandelman
 s/ Joseph Looney                              -----------------------
-------------------
Name:  Joseph Looney                       Name:    Jeffrey Sandelman
                                           Title:   President

Witness: (As to Kim Properties, Inc.)      MANCHESTER TECHNOLOGIES, INC.

   s/ Allen Lev
   --------------
Name:  Allen Lev
                                            By: s/Barry Steinberg
                                           ---------------------
                                           Name: Barry Steinberg
Name: s/ Diane Johnson                     Title:  President
     ------------------
Name: Diane Johnson